QUOTE
SECURE
NETWERKS
                                                                   QUOTE UNSAVED
10757 S. River Front Pkwy Suite 125 South Jordan, Utah 84095       DATE 07/14/06
Phone: 801-571-2866 Fax: 801-816-2599                         SALES REP Jon Bish

QUOTE TO:                               SHIP TO:





QTY     DESCRIPTION                                   UNITE PRICE     EXT. PRICE

1                                                           $0.00          $0.00

                                                      SubTotal             $0.00
                                                      Sales Tax            $0.00
                                                      Shipping             $0.00
                                                      --------------------------
                                                      Total                $0.00
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By signing this quote Customer agrees that:

Quote will terminate 15 days after the date of this offer. There will be a $35.00 charge for returned checks for any reason All credit accounts are subject to review and approval by secure networks. The Customer hereby agrees to pay the invoice amount as shown above. The customer agrees to pay: (1) A late payment charge of 3% per month will be charged on all invoices not paid within the defined terms as stated in the invoice. Customer shall be responsible for any costs, expenses and attorney's fees that are associated with collecting on goods or services provided herein. (2) shipping fees; and (3) security interest filing fees. The customer hereby grants Secure Networks Inc. a security interest in the Merchandise to serve as collateral for payment to all sums owed by the customer. Any disputes shall be controlled and governed by the laws of the United States and the State of Utah.




  Signature:                            Date:           PO#
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